SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



                  Date of Report:  November 19, 1999

         (Date of Earliest Event Reported): October 20, 1999



                         MERCURY CAPITAL CORP.
       (Exact name of registrant as specified in its charter)


           Colorado                  333-91397            84-1504384
(State or other jurisdiction       (Commission          (IRS Employee
     of Incorporation)              File Number)     Identification No.)


        3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada    89102
             (Address of principal executive offices)          (Zip Code)


    Registrant's Telephone Number, including area code:  (702) 732-2253

Item 5

On October 25, 1999, Mercury Capital Corp. (the "Company") entered into a stock purchase agreement (the "Agreement") with Gain Master Limited, a company organized under the laws of the British Virgin Islands ("GML"), pursuant to which GML will be acquired by the Company in accordance with the laws of the State of Incorporation of the Company and in full compliance with the requirements of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

To accomplish the acquisition, the Company intends to issue shares of its voting common stock to the shareholders of GML in exchange for all of the issued and outstanding shares of common stock of GML plus two hundred and eighty-eight thousand dollars ($288,000). GML shall receive that number of shares of common stock of the Company following the merger that will result in GML owning eighty-seven percent (87%) of the issued and outstanding shares following the acquisition.

As of the date of this filing, the authorized capitalization of the Company consists of 100,000,000 shares of common stock, no par value per share, of which 4,000,000 shares are issued and outstanding. The Company also has 5,000,000 shares of preferred stock, no par value per share, none of which is or will be issued and outstanding following the closing of the acquisition.

On October 20, 1999 the Officers and Directors of the Company, Timothy J. Brasel and Joseph J. Pierce, held a special meeting of the Board of Directors. The Company appointed John E. Dhonau as President, Secretary/Treasurer and Director. Mr. Brasel and Mr. Pierce tendered their resignations to the Company as Officers and Directors. Mr. Dhonau is responsible for carrying forward the necessary administrative tasks the Company requires to bring the GML transaction to a closing.

Prior to closing, the agreement requires the Company's shares shall be trading on the OTC Bulletin Board. To that end the Company is preparing the definitive Rule 15c2-11 information statement and will provide a broker/dealer to submit the filing to the NASD for Bulletin Board listing of the Company's securities.

Following the consummation of the acquisition, the Officers and
Directors of the Company shall be reconstituted.   Mr. Dhonau
shall resign and shall tender a written resignation to the Company. As soon as reasonably practicable after the closing, GML will cause the Company directly or through a wholly owned subsidiary to manufacture and sell electronic and digital organizers under the "AMAX" name. GML will arrange for the establishment of a new business relating to electronic and digital organizers including recruiting employees, establishing manufacturing facilities, sourcing raw materials and registering the AMAX trademark in relevant territories.

The Company anticipates the completion of the acquisition with GML to be completed on or before December 1, 1999. However both the Company and GML have agreed that this date may be extended by mutual consent of the parties.

A true and correct copy of the Agreement is filed by the Registrant in this Form 8-K filing.


                                    MERURY CAPITAL CORP.


DATED:    November 22, 1999        By:/s/ John E. Dhonau
                                          John E. Dhonau, President